INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post-Effective Amendment No. 10 to the Registration Statement (1933 Act File No. 33-86102) of John Hancock Institutional Series Trust of our reports each dated April 2, 1999 on the financial statements and financial highlights included in the Annual Reports to Shareholders of John Hancock Active Bond Fund, John Hancock Dividend Performers Fund, John Hancock Medium Capitalization Growth Fund (formerly John Hancock Multi-Sector Growth Fund), John Hancock Small Capitalization Growth Fund, John Hancock Small Capitalization Value Fund, John Hancock International Equity Fund, John Hancock Independence Balanced Fund, John Hancock Core Value Fund (formerly John Hancock Independence Value Fund), John Hancock Diversified Core Equity Fund II, John Hancock Core Growth Fund (formerly John Hancock Independence Growth
Fund), John Hancock Independence Medium Capitalization Fund.

We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.


                                             /s/ Deloitte & Touche LLP
                                             -------------------------
                                             Deloitte & Touche LLP




Boston, Massachusetts
June 25, 1999